NICOR Inc.
                                                             Form 10-K
                                                             Exhibit 21.01




                                 NICOR Inc.
                               Subsidiaries
                           At December 31, 1993*

                                                              State or
                                                           Jurisdiction of
                                                            Incorporation
Registrant

NICOR Inc.                                                     Illinois

Subsidiaries of Registrant

    Gas Distribution
    Northern Illinois Gas Company                              Illinois
        NI-Gas Exploration, Inc.                               Illinois

    Shipping
    Birdsall, Inc.                                              Florida
        Belize Container Terminals, Ltd.                        Belize
        Birdsall de Mexico, S.A.                                Mexico
        Birdsall Shipping Co., Ltd. (85%)                       Liberia
            Birdsall Shipping, S.A. (67%)                       Panama
        Flotrin Air, Inc.                                       Florida
        Seven Seas Insurance Company, Inc.                      Florida
        Transfresca, S.A.                                       Honduras
        Tropic Fresh, Inc.                                      Delaware
        Tropical Shipping and Construction Co., Ltd.            Bahamas
            Birdsall Shipping Co., Ltd. (15%)                   Liberia
            Birdsall Shipping, S.A. (33%)                       Panama
            Container Terminals, Ltd.                           Bahamas
            Freship, S.A.                                       Dominican
                                                                  Republic
            Seven Seas Insurance Company, Ltd.                  Bahamas
                Tropic Express, Ltd.                            Bahamas
        Tropical Shipping, Inc.                                 Delaware
        Tropical Shipping of Canada, Inc.                       Delaware
    NICOR National Inc.                                         Delaware
        NICOR National Illinois Inc.                            Delaware
        NICOR National Louisiana Inc.                           Delaware

    Oil and Gas
    NICOR Oil and Gas Corporation                              Delaware
        NICOR Exploration International Company                Delaware
            NICOR Exploration Canada Ltd.                      Delaware
    Reliance Pipeline Company                                  Delaware
        Reliance USA Inc.                                      Delaware

    Extractive
    NICOR Mining Inc.                                          Delaware

    Other
    NICOR Energy Services Company                              Delaware


These wholly owned subsidiaries are included in the consolidated financial statements of NICOR Inc.






* List includes active subsidiaries only.